Exhibit (h)(1)(xi)

[FORM OF] AMENDMENT NO. 10

TO THE

MUTUAL FUNDS SERVICE AGREEMENT

AMENDMENT NO. 10 to the Mutual Funds Service Agreement dated as of [ , 2014] between EQ Advisors Trust, a Delaware statutory trust (“Trust”) and AXA Equitable Funds Management Group, LLC a Delaware limited liability company (“FMG LLC” or “Administrator”) (“Amendment No. 10”).

The Trust and FMG LLC agree to modify the Mutual Funds Service Agreement dated as of May 1, 2011, as amended, (“Agreement”) as follows:

1.	New Portfolios. AXA/Horizon Small Cap Value Portfolio, AXA/Lord Abbett Micro Cap Portfolio, AXA/Morgan Stanley Small Cap Growth Portfolio and AXA/Pacific Global Small Cap Value Portfolio are hereby added to the Agreement on the terms and conditions contained in the Agreement.

2.	Schedule A: Schedule A to the Agreement is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 10 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	Brian Walsh Chief Financial Officer and Treasurer	By:	Steven M. Joenk Chairman, Chief Executive Officer and President

SCHEDULE A

[FORM OF] AMENDMENT NO. 10

MUTUAL FUNDS SERVICE AGREEMENT

Fees and Expenses

Trust Administration, Accounting and Compliance Fees

Single-Advised Portfolios

0.12% of the first $3 billion; 0.11% of the next $3 billion; 0.105% of the next $4 billion; 0.10% of the next $20 billion; and 0.0975% thereafter (based on aggregate average daily net assets of the Portfolios) plus $30,000 for each Portfolio with average net assets of less than $5 billion

EQ/AllianceBernstein Short-Term Bond

EQ/AllianceBernstein Short Duration Government Bond

AXA SmartBeta™ Equity

EQ/BlackRock Basic Value Equity

EQ/Boston Advisors Equity Income

EQ/Calvert Socially Responsible

EQ/Capital Guardian Research

EQ/Common Stock Index

EQ/Core Bond Index

EQ/Davis New York Venture

EQ/Energy ETF

EQ/Equity 500 Index

EQ/GAMCO Mergers and Acquisitions

EQ/GAMCO Small Company Value

EQ/International Equity Index

EQ/International ETF

EQ/Intermediate Government Bond

EQ/Invesco Comstock

EQ/JPMorgan Value Opportunities

EQ/Large Cap Growth Index

EQ/Large Cap Value Index

EQ/Lord Abbett Large Cap Core

EQ/Low Volatility Global ETF

EQ/MFS International Growth

EQ/Mid Cap Index

EQ/Money Market

EQ/Montag & Caldwell Growth

EQ/Morgan Stanley Mid Cap Growth

EQ/Oppenheimer Global

EQ/PIMCO Global Real Return Portfolio

EQ/PIMCO Ultra Short Bond

EQ/Small Company Index

EQ/T. Rowe Price Growth Stock

EQ/UBS Growth and Income

EQ/Wells Fargo Omega Growth

Hybrid Portfolios*

0.15% of the average daily net assets of the Portfolios for the first $20 billion; 0.110% of the next $5 billion, and 0.100% thereafter (based on aggregate average daily net assets of the Portfolios), plus $32,500 for each Portfolio with average net assets of less than $5 billion

AXA Global Equity Managed Volatility

AXA International Core Managed Volatility

AXA International Value Managed Volatility

AXA Large Cap Core Managed Volatility

AXA Large Cap Growth Managed Volatility

AXA Large Cap Value Managed Volatility

AXA Mid Cap Value Managed Volatility

AXA/Franklin Balanced Managed Volatility

AXA/Mutual Large Cap Equity Managed Volatility

AXA/Franklin Small Cap Value Managed Volatility

AXA/Templeton Global Equity Managed Volatility

EQ/AllianceBernstein Small Cap Growth

EQ/Emerging Markets Equity PLUS

EQ/Equity Growth PLUS

EQ/Global Bond PLUS**

EQ/High Yield Bond

EQ/Natural Resources PLUS

EQ/Quality Bond PLUS**

EQ/Real Estate PLUS

EQ/Convertible Securities

Multimanager Aggressive Equity

Multimanager Core Bond

Multimanager Mid Cap Growth

Multimanager Mid Cap Value

Multimanager Technology

AXA/Horizon Small Cap Value Portfolio AXA/Lord Abbett Micro Cap Portfolio AXA/Morgan Stanley Small Cap Growth Portfolio AXA/Pacific Global Small Cap Value Portfolio

ATM Portfolios*

0.15% of the average daily net assets of the Portfolios for the first $20 billion; 0.110% of the next $5 billion, and 0.100% thereafter (based on aggregate average daily net assets of the Portfolios), plus $32,500 for each Portfolio with average net assets of less than $5 billion

ATM International Managed Volatility ATM Large Cap Managed Volatility ATM Mid Cap Managed Volatility ATM Small Cap Managed Volatility

AXA 2000 Managed Volatility Portfolio

AXA 400 Managed Volatility Portfolio

AXA 500 Managed Volatility Portfolio

AXA International Managed Volatility Portfolio

EQ/AllianceBernstein Dynamic Wealth Strategies

Allocation Portfolios (Funds-of-Funds)*

0.15% of the average daily net assets of each Portfolio for the first $15 billion; 0.125% of the next $5 billion, and 0.100% thereafter (per Portfolio basis), plus $32,500 per Portfolio for each Portfolio with average net assets of less than $5 billion

All Asset Aggressive-Alt 25

All Asset Aggressive-Alt 50

All Asset Aggressive-Alt 75

All Asset Growth-Alt 20

All Asset Moderate Growth-Alt 15

AXA Aggressive Strategy

AXA Balanced Strategy

AXA Conservative Growth Strategy

AXA Conservative Strategy

AXA Growth Strategy

AXA Moderate Growth Strategy

AXA Ultra Conservative Strategy

AXA/Franklin Templeton Allocation Managed Volatility

*	Assets of these Portfolios are not included in the calculation of the single-advised Portfolio asset based fee.
**	Exchange-traded fund (ETF) allocated portion approved but not operational.